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[LOGO OF REPTRON]                                     [ISO 9002 REGISTERED LOGO]
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                       13700 Reptron Blvd. * Tampa, FL 33626-3046 * 813.854.2351


Contact:  Paul J. Plante
          President and Chief Operating Officer
          (813) 854-2351
          pplante@reptron.com

FOR IMMEDIATE RELEASE

              REPTRON ELECTRONICS, INC. REPORTS FOURTH-QUARTER AND
                              YEAR-END 2002 RESULTS

Tampa, Florida, April 15, 2003 -- Reptron Electronics, Inc. (Nasdaq: REPT), an electronics manufacturing supply chain services company, today reported results for the fourth-quarter and fiscal year ended December 31, 2002.

Reptron's quarterly net sales totaled $76.9 million, a 4.8 percent sequential decline compared to the third quarter of 2002. Net sales declined 4.1 percent when compared to net sales of $80.2 million for the same period a year ago. The Company recorded a pro forma net loss of $2.8 million, or $.42 per diluted share for the fourth quarter of 2002. This amount does not include pre-tax charges recorded in the fourth quarter of 2002 totaling $4.9 million or pro forma reserves for deferred income tax assets of $1.9 million. The pre-tax charges included: a non-cash charge to increase the inventory obsolescence reserve by $3.2 million, a restructuring charge of $1.2 primarily related to the component distribution business and a $.5 million write-off of loan costs associated with the line of credit replaced during the fourth quarter, 2002. The net loss including these special items totaled $9.6 million, or $1.50 per diluted share for the fourth quarter of 2002. During the fourth quarter of 2001 the Company also recognized a reserve for deferred income tax assets totaling $2.2 million. The Company generated $3.5 million of cash from operations during the fourth quarter of 2002.

For the year ended December 31, 2002, net sales decreased 19.8 percent to $319.6 million, compared to $398.6 million in 2001. Reptron recorded net loss of $26.2 million, or $4.08 per diluted share, for the year ended December 31, 2002 compared to a net loss of $21.8 million, or $3.42 per diluted share for the same period in 2001. The results for 2002 and 2001 include reserves recorded on deferred tax assets of approximately $10.1 million and $2.2 million, respectively. The results also include the effect of inventory write-downs included in cost of goods sold of $12.0 million and $3.2 million in 2001 and 2002, respectively. The Company generated $22.4 million of cash from operations during 2002.

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Reptron's Year 2002 and Fourth Quarter 2002 Results/Page 2

"Industry conditions remain very difficult and there are few tangible signs of a long awaited and sustained recovery," said Paul Plante, Reptron's President and Chief Operating Officer. "In response to these conditions, we reduced selling, general and administrative expenses by $10 million during 2002. Additionally, Reptron reduced bank debt and other long term borrowings by about $17.6 million in 2002. Unfortunately, these improvements were not enough to avoid additional operating losses."

Plante continued, "Our manufacturing business continues to generate positive cash earnings despite the current business environment. Additionally, we have attracted a number of new manufacturing customers which we believe will help to sustain this segment of our business. Our distribution segment has not been profitable and we remain committed to examining all options available to rectify this situation."

WEB CAST

Reptron will host a live Web cast of its conference call to discuss its fourth quarter and year-end 2002 results today, April 15, 2003, at 11:30 a.m. Eastern Time. If you would like to participate on the Web cast, please go to the home page of the Reptron Electronics Web site, www.reptron.com, 10 minutes before 11:30 a.m. (EST), on April 15, 2003. A replay of this Web cast will be accessible for 30 days after the call at the Reptron Electronics corporate Web site, www.reptron.com starting at 2 p.m. (EST), Tuesday, April 15 and ending at midnight, May 15, 2003.

About Reptron

Reptron Electronics, Inc. is an electronics manufacturing supply chain services company providing distribution of electronic components, custom logistics and supply chain management services, engineering services, electronics manufacturing services and display integration services. Reptron Distribution is authorized to sell over 30 vendor lines of semiconductors, passive products and electromechanical components and offers a variety of custom logistics and supply chain management services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to OEMs in a wide variety of industries. Reptron Display and System Integration provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of
1995:

Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the Company's industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; the ability of the Company to complete and integrate acquisitions; and the risk factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "appears," and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

                            REPTRON ELECTRONICS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)

                                                                Three months ended
                                                                    December 31,
                                                            --------------------------
                                                                2002           2001
                                                            -----------    -----------
Net sales:
  Electronic Component Distribution                         $    36,487    $    42,655
  Electronic Manufacturing Services                              40,438         37,522
                                                            -----------    -----------
    Total net sales                                         $    76,925    $    80,177
                                                            ===========    ===========
Gross profit:
  Electronic Component Distribution/1/                      $     2,416    $     7,325
  Electronic Manufacturing Services                               4,525          2,901
                                                            -----------    -----------
    Total gross profit                                            6,941         10,226

Selling, general and administrative expenses/2/                  14,700         14,084
                                                            -----------    -----------
           Operating earnings (loss)                             (7,759)        (3,858)

Interest expense, net                                             1,883          2,261
                                                            -----------    -----------
           Earnings (loss) before income taxes                   (9,642)        (6,119)

Income tax provision (benefit)                                       --            (91)
                                                            -----------    -----------

           Net earnings (loss)                              $    (9,642)   $    (6,028)
                                                            ===========    ===========


Net earnings (loss) per common share - diluted:

           Net earnings (loss) per common share - diluted   $     (1.50)   $     (0.94)
                                                            ===========    ===========

Weighted average common shares outstanding -
   diluted                                                    6,417,196      6,397,196
                                                            ===========    ===========

/1/ Net of inventory writedown of $3.2 million in the fourth quarter of 2002. /2/ Net of restructuring charge associated with the Distribution division of
     $1.2 million and a $.5million write-off of previously unamortized loan costs.


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                            REPTRON ELECTRONICS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)

                                                              Year ended
                                                             December 31,
                                                        ------------------------
                                                           2002          2001
                                                        ---------     ---------
Net sales:
  Electronic Component Distribution                     $ 154,506     $ 227,259
  Electronic Manufacturing Services                       165,101       171,388
                                                        ---------     ---------
    Total net sales                                     $ 319,607     $ 398,647
                                                        =========     =========

Gross profit:
  Electronic Component Distribution/1/                  $  21,375     $  31,174
  Electronic Manufacturing Services/2/                     17,096        14,981
                                                        ---------     ---------
    Total gross profit                                     38,471        46,155

Selling, general and administrative expenses               56,658        66,685
                                                        ---------     ---------
           Operating earnings (loss)                      (18,187)      (20,530)

Interest expense, net                                       8,020        10,754
                                                        ---------     ---------
           Earnings (loss) before income taxes            (26,207)      (31,284)

Income tax provision (benefit)                                 --        (9,460)
                                                        ---------     ---------

Net earnings (loss)                                     $ (26,207)    $ (21,824)
                                                        =========     =========


/1/ Net of inventory writedown of $10 million in the second quarter of 2001 and $3.2 million in the fourth quarter of 2002.
/2/  Net of inventory writedown of $2 million in the second quarter of 2001.


                                                                               4

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                            REPTRON ELECTRONICS, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                     ASSETS
                                                              Dec 31,      Dec 31,
                                                               2002         2001
                                                             ---------    ---------
CURRENT ASSETS
  Cash and cash equivalents                                  $     370    $     197
  Accounts receivable - trade, net                              41,743       53,018
  Inventories, net                                              53,348       75,633
  Prepaid expenses and other                                     2,154        1,995
  Income tax receivable                                             --        5,900
                                                             ---------    ---------
      Total current assets                                      97,615      136,743

PROPERTY, PLANT & EQUIPMENT - AT COST, NET                      25,088       27,133
EXCESS OF COST OVER NET ASSETS ACQUIRED, NET                    30,073       30,073
DEFERRED INCOME TAX, net                                         2,449        3,551
OTHER ASSETS                                                     1,749        1,895
                                                             ---------    ---------
                                                             $ 156,974    $ 199,395
                                                             =========    =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable - trade                                   $  26,993    $  26,873
  Note Payable To Bank                                          33,606           --
  Current portion of long-term obligations                       1,080        1,252
  Accrued expenses                                               8,860        7,646
                                                             ---------    ---------
      Total current liabilities                                 70,539       35,771

NOTE PAYABLE TO BANK                                                --       50,596

LONG-TERM OBLIGATIONS, less current portion                     80,407       80,856

SHAREHOLDERS' EQUITY
  Preferred Stock - authorized 15,000,000 shares
   of $.10 par value; no shares issued                              --           --
  Common Stock - authorized 50,000,000 shares
   of $.01 par value; issued and outstanding,
   6,417,196 and 6,397,196 shares, respectively                     64           64
  Additional paid-in capital                                    23,146       23,083
  Retained earnings (deficit)                                  (17,182)       9,025
                                                             ---------    ---------
TOTAL SHAREHOLDERS EQUITY                                        6,028       32,172
                                                             ---------    ---------
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY                    $ 156,974    $ 199,395
                                                             =========    =========

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